                                                Filed Pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-33736

          PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED JUNE 27, 2000
                                       OF

                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF

                    5 1/2% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated June 27, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5 1/2% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), is hereby supplemented by changing the entry under the column "Number of HIGH TIDES" with respect to the Selling Holder identified below to the corresponding entry below the column "New Number of HIGH TIDES" set forth below.

                                                                NEW
                                                              NUMBER
                                                                OF
                                                               HIGH
                       SELLING HOLDER                          TIDES
                       --------------                         -------
Credit Suisse First Boston Corporation......................   20,000

                            ------------------------

                 Prospectus Supplement dated February 20, 2001